Exhibit 99.1

News Release

Phoenix Education Partners, Inc. Reports Fourth Quarter and Fiscal Year 2025 Results

Phoenix, November 20, 2025 – Phoenix Education Partners, Inc. (NYSE: PXED) (the “Company” or “Phoenix Education Partners”), the parent company of The University of Phoenix, Inc. (the “University”), today reported financial results for the three months and fiscal year ended August 31, 2025, with fourth quarter revenue of $257.4 million and fiscal year 2025 revenue of $1,007.2 million.

“The milestone of becoming a public company again reflects our transformative journey as a private organization—one defined by measurable improvements in student retention, completion, and satisfaction, and driven by a mission-centered culture of student success,” said Chris Lynne, Chief Executive Officer of Phoenix Education Partners and President of the University. “We have built a strong foundation to continue delivering meaningful outcomes for our students and stakeholders as a public company. This foundation is built on modernized systems, career-relevant, skills-aligned academic offerings, and proactive, student-centered support. Fiscal 2025 reflected the continuation of enrollment growth, underscoring sustained demand for the University’s flexible, skills-focused programs that support career mobility. We will continue to focus on improving student outcomes through personalized, career-relevant, and affordable solutions—advancing our mission to help more adults achieve their educational and professional goals.”

Fourth Quarter 2025 Results of Operations

Phoenix Education Partners reported net revenue for fourth quarter 2025 of $257.4 million, compared to $240.2 million for fourth quarter 2024. In fourth quarter 2025, the University’s Average Total Degreed Enrollment1 was 79,300, compared to 75,000 for fourth quarter 2024. Net Income for fourth quarter 2025 was $17.6 million, compared to net income of $10.0 million for fourth quarter 2024.

Adjusted EBITDA was $56.6 million for fourth quarter 2025, compared to $41.6 million for fourth quarter 2024.2

Fiscal Year 2025 Results of Operations

Net revenue for fiscal year 2025 totaled $1,007.2 million, compared to $950.0 million for fiscal year 2024. In fiscal year 2025, the University’s Average Total Degreed Enrollment was 81,900, compared to 78,900 for fiscal year 2024. Net income for fiscal year 2025 was $135.4 million, compared to $115.1 million for fiscal year 2024.

1“Average Total Degreed Enrollment” represents the aggregate of monthly Total Degreed Enrollment during a specified period divided by the number of months in the period. We define “Total Degreed Enrollment” as the number of confirmed students (both new and continuing) enrolled in credit-bearing courses who post attendance at least one time during a calendar month (even if they withdraw later in the same month), excluding students who graduated as of the end of such month.

2 Adjusted EBITDA is a non-GAAP measure. For more information on non-GAAP measures used in the press release, refer to the section titled “Use of Non-GAAP Financial Information.”

Adjusted EBITDA was $243.9 million for fiscal year 2025, compared to $229.1 million for fiscal year 2024.

Initial Public Offering

On October 10, 2025, Phoenix Education Partners completed an initial public offering (“IPO”) of 4.9 million shares of common stock at a price of $32.00 per share, which included 0.6 million shares sold to the underwriters pursuant to their option to purchase additional shares. The shares were offered by certain of the Company’s existing shareholders and, accordingly, the Company did not receive any proceeds from the sale of shares associated with the offering. In connection with the IPO, on October 7, 2025, AP VIII Queso Holdings, L.P. converted into a Delaware corporation pursuant to a statutory conversion and changed its name to Phoenix Education Partners, Inc.

As reflected in the financial tables of this press release, we have applied retrospective presentation to our earnings per share for all periods presented such that weighted average shares outstanding reflects certain equity conversions resulting from the IPO.

Balance Sheet, Cash Flow and Liquidity

As of August 31, 2025, the Company’s cash and cash equivalents (including restricted cash and cash equivalents) and marketable securities (including current and noncurrent marketable securities) totaled $194.8 million, compared to $382.9 million as of August 31, 2024. The decrease over the fiscal year was principally attributable to $250.6 million of distributions (including approximately $214.4 million and $36.2 million to limited partners (before the Corporate Conversion) and noncontrolling interests, respectively) and $22.5 million of capital expenditures, which was partially offset by $87.4 million of cash generated by operating activities.

As of August 31, 2025, we had no outstanding debt. On November 13, 2025, we entered into a senior secured revolving credit facility in an aggregate principal amount of $100.0 million (the “Revolving Facility”) that is available as a source of liquidity for us and our subsidiaries. The Revolving Facility matures on November 13, 2030.

Business Outlook

For fiscal year 2026, the Company expects revenue to be in the range of $1,025.0 million to $1,035.0 million. Adjusted EBITDA for the same period is expected to range between $244.0 million and $249.0 million.

Conference Call Information

Phoenix Education Partners will host a conference call to discuss its financial results for the fourth quarter and fiscal year 2025, today at 3:00 p.m. Mountain Standard Time (5:00 p.m. Eastern Time). The call can be accessed by webcast on the Phoenix Education Partners website at www.phoenixeducationpartners.com. Please register in the Investor Relations section of the site 15 minutes prior to the call. The call can also be accessed by dialing (800) 715-9871 (domestic) or +1 (646) 307-1963 (toll), using conference ID: 8113013. The webcast will be archived for 30 days and the call replay for seven days. To access the replay, dial (800) 770-2030 (domestic) or +1 (609) 800-9909 (toll), using conference 8113013, or visit the Investor Relations Section of the Phoenix Education Partners website.

About Phoenix Educations Partners, Inc.

Phoenix Education Partners, Inc. is the parent company of The University of Phoenix, Inc., a pioneer in online education for working adults. Founded in 1976, University of Phoenix provides access to higher education opportunities that enable students to develop the knowledge and skills necessary to achieve their professional goals, improve the performance of their organizations and provide leadership and service to their communities.

Use of Non-GAAP Financial Information

The Company’s non-GAAP financial measures are intended to supplement, but not substitute for, financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses, and chooses to disclose to investors, these non-GAAP financial measures because: (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help to identify underlying trends in its results of operations; (ii) as to the non-GAAP earnings measures, such measures help compare the Company’s performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budgeting and forecasting. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently, limiting their usefulness as a comparative measure across companies.

Adjusted Net Income. We define Adjusted Net Income as net income, adjusted to eliminate the impact of restructuring lease expense, strategic alternatives expense, loss on interest rate swaptions, impairment charges and asset disposal losses, litigation charges and regulatory expense, non-cash share-based compensation expense, certain tax effects and other items.

Adjusted EBITDA. We define Adjusted EBITDA as net income, adjusted to eliminate the impact of restructuring lease expense, strategic alternatives expense, loss on interest rate swaptions, impairment charges and asset disposal losses, litigation charges and regulatory expense, non-cash share-based compensation expense, depreciation and amortization, interest income, net of interest expense, provision for income taxes and certain other items.

Adjusted EBITDA Margin. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net revenue, expressed as a percentage.

Included in the sections that follow are reconciliations between the non-GAAP financial measures and the most directly comparable GAAP measures.

With respect to Adjusted EBITDA for 2026, we are not able to reconcile this forward-looking non-GAAP financial measure to the most directly comparable GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain items, including non-cash share-based compensation expense that will be impacted by modifications of share-based awards that were outstanding prior to our IPO or granted in connection with our IPO and our provision for income taxes,which could have a significant impact on our future GAAP results.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by representatives of the Company may contain, forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,”

“believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. The forward-looking statements could relate to the following, among other things: our strategy, outlook and growth prospects; our operational and financial targets and dividend policy; general economic trends and trends in the industry and markets; and the competitive environment in which we operate.

These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include, but are not limited to: our ability to comply with the extensive regulatory requirements for our business, and the impact of a failure to comply with applicable regulations or regulatory requirements, standards or policies, which could subject us to significant monetary liabilities, fines and penalties, including loss of or limitations upon access to U.S. federal student loans, grants and military program benefits for our students, and otherwise have a material adverse impact on our business; shifts in higher education policy at the federal and state levels; our ability to maintain our institutional accreditation and our eligibility to participate in Title IV programs; our ability to enroll and retain students; our ability to adapt to changing market needs or new technologies; our ability to maintain existing, and develop additional, business-to-business relationships with employers; our ability to attract or retain a qualified senior management team and qualified faculty members; the impact of compliance reviews, claims, or litigation that government agencies, regulatory agencies, and third parties may conduct, bring or initiate against us based on alleged violations of the extensive regulatory requirements applicable to us; our ability to establish, maintain, protect and enforce our intellectual property and proprietary rights and prevent third parties from making unauthorized use of such rights; liability associated with any failure to comply with data privacy and data security laws and the unauthorized access, duplication, distribution or other use of confidential or personal information; additional tax liabilities; our ability to pay dividends on our common stock or the timing or amount of any such dividends; and other risk factors identified in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

These forward-looking statements are based on assumptions and subject to risks and uncertainties. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. We anticipate that subsequent events and developments will cause our views to change. This press release should be read completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

Investor Relations Contact:

Beth Coronelli

InvestorRelations@phoenixeducationpartners.com

Media Contact:

Andrea Smiley

MediaRelations@phoenixeducationpartners.com

PHOENIX EDUCATION PARTNERS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended August 31,		Year Ended August 31,
(In thousands, except per share data)	2025	2024	2025	2024
Net revenue	$257,391	$240,216	$1,007,192	$950,015
Costs and expenses:
Instructional and support costs	110,213	104,145	435,992	403,923
General and administrative	96,931	101,107	352,634	343,993
Strategic alternatives expense, restructuring charges and other	28,549	11,497	46,435	50,113
Total costs and expenses	235,693	216,749	835,061	798,029
Operating income	21,698	23,467	172,131	151,986
Interest income	2,124	4,541	10,458	16,690
Interest expense	(148)	(166)	(480)	(960)
Other loss, net	—	(144)	—	(475)
Income before income taxes	23,674	27,698	182,109	167,241
Provision for income taxes	6,104	17,679	46,668	52,093
Net income	17,570	10,019	135,441	115,148
Net income attributable to noncontrolling interests	(74)	(197)	(1,563)	(2,018)
Net income attributable to Phoenix Education Partners, Inc.	$17,496	$9,822	$133,878	$113,130
Earnings per share:(1)
Basic	$0.49	$0.28	$3.77	$3.19
Diluted	$0.46	$0.26	$3.51	$3.05
Shares used in computing earnings per share:
Basic	35,561	35,452	35,547	35,425
Diluted	38,243	37,255	38,108	37,140

(1)
The Company completed its IPO on October 10, 2025 and, as described in the Company’s Annual Report on Form 10-K for fiscal year 2025, earnings per share for all periods presented in the Company’s financial statements is retrospectively presented such that weighted average shares outstanding reflects conversions resulting from the IPO.

PHOENIX EDUCATION PARTNERS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

	As of August 31,
($ in thousands)	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$136,504	$297,339
Restricted cash and cash equivalents	36,497	58,831
Marketable securities	9,005	16,336
Accounts receivable, net	58,957	51,245
Prepaid income taxes	3,160	871
Other current assets	21,827	16,844
Total current assets	265,950	441,466
Marketable securities	12,803	10,438
Property and equipment, net	38,846	36,262
Goodwill	3,732	—
Intangible assets, net	87,294	82,725
Operating lease right-of-use assets	41,920	49,073
Deferred income taxes, net	20,566	46,503
Other assets	22,451	28,783
Total assets	$493,562	$695,250
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$25,696	$33,476
Accrued compensation and benefits	28,534	33,939
Student deposits	11,049	83,823
Deferred revenue	37,210	45,089
Current operating lease liabilities	8,948	9,367
Other current liabilities	50,608	44,814
Total current liabilities	162,045	250,508
Long-term operating lease liabilities	64,352	74,848
Other long-term liabilities	27,110	20,964
Total liabilities	253,507	346,320
Commitments and contingencies
Equity:
General partner	—	—
Limited partners	246,735	327,259
Accumulated other comprehensive income	39	45
Total Phoenix Education Partners, Inc. equity	246,774	327,304
Noncontrolling interests	(6,719)	21,626
Total equity	240,055	348,930
Total liabilities and equity	$493,562	$695,250

PHOENIX EDUCATION PARTNERS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended August 31,
($ in thousands)	2025	2024
Operating activities:
Net income	$135,441	$115,148
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	2,631	5,775
Depreciation and amortization	22,013	21,056
Non-cash lease expense	7,153	7,783
Loss on interest rate swaptions	—	12,727
Impairment charges and asset disposal losses	185	212
Provision for credit losses on accounts receivable	47,674	40,532
Deferred income taxes	36,226	20,737
Changes in assets and liabilities, excluding the impact of acquisition:
Accounts receivable	(55,386)	(45,902)
Prepaid income taxes	(2,289)	19,911
Other assets	(677)	(1,104)
Accounts payable	(7,797)	10,185
Accrued compensation and benefits	(5,405)	4,692
Student deposits	(72,774)	(25,671)
Deferred revenue	(7,983)	(5,871)
Operating lease liabilities	(10,915)	(14,095)
Other liabilities	(710)	(2,879)
Net cash provided by operating activities	87,387	163,236
Investing activities:
Purchases of property and equipment	(22,457)	(22,589)
Purchases of marketable securities	(32,828)	(15,316)
Sales of marketable securities	14,376	—
Maturities of marketable securities	23,036	10,756
Acquisition, net of cash acquired	(1,982)	—
Other investing activities	(146)	(353)
Net cash used in investing activities	(20,001)	(27,502)
Financing activities:
Capital contributions	—	98
Capital distributions to noncontrolling interests	(36,153)	(5,332)
Capital distributions to limited partners	(214,402)	(69,959)
Net cash used in financing activities	(250,555)	(75,193)
Net change in cash and restricted cash	(183,169)	60,541
Cash and restricted cash, beginning	356,170	295,629
Cash and restricted cash, end	$173,001	$356,170
Supplemental disclosure information:
Income tax payments, net	$12,761	$11,445
Noncontrolling interest issued in business combination	$4,147	$—

PHOENIX EDUCATION PARTNERS, INC. AND SUBSIDIARIES

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

(Unaudited)

	Three Months Ended August 31,		Year Ended August 31,
($ in thousands)	2025	2024	2025	2024
Net income	$17,570	$10,019	$135,441	$115,148
Special items and share-based compensation:
Restructuring lease expense(a)	2,528	2,679	6,365	15,201
Strategic alternatives expense(b)	19,941	6,012	27,342	12,530
Loss on interest rate swaptions(c)	—	—	—	12,727
Impairment charges and asset disposal losses(d)	72	32	185	212
Litigation charges and regulatory expense(e)	1,208	1,150	5,188	5,359
Non-cash share-based compensation expense(f)	723	2,048	2,631	5,775
Other(g)	4,786	1,624	8,074	4,682
Income tax effects of special items and share-based compensation(h)	(7,196)	(3,344)	(12,246)	(13,947)
Income tax effects from claim of right reversal, net(i)	—	9,711	—	8,842
Adjusted Net Income	$39,632	$29,931	$172,980	$166,529

	Three Months Ended August 31,		Year Ended August 31,
($ in thousands)	2025	2024	2025	2024
Net income	$17,570	$10,019	$135,441	$115,148
Restructuring lease expense(a)	2,528	2,679	6,365	15,201
Strategic alternatives expense(b)	19,941	6,012	27,342	12,530
Loss on interest rate swaptions(c)	—	—	—	12,727
Impairment charges and asset disposal losses(d)	72	32	185	212
Litigation charges and regulatory expense(e)	1,208	1,150	5,188	5,359
Non-cash share-based compensation expense(f)	723	2,048	2,631	5,775
Depreciation and amortization	5,665	4,758	22,013	21,056
Interest income, net of interest expense	(1,976)	(4,375)	(9,978)	(15,730)
Provision for income taxes	6,104	17,679	46,668	52,093
Other(g)	4,786	1,624	8,074	4,682
Adjusted EBITDA	$56,621	$41,626	$243,929	$229,053
Net income margin	6.8%	4.2%	13.4%	12.1%
Adjusted EBITDA Margin	22.0%	17.3%	24.2%	24.1%
a)
Restructuring lease expense represents non-cancelable lease obligations, including any offset from sublease income, and other related expenses for leased space we have exited as part of our ground campus and administrative space rationalization plans. In 2012, as a key component of the University’s transformation initiatives, the University began the process of completing the orderly closure of its ground campuses, as more enrolling students made the choice to take their programs online. The University completed the orderly closure of its campus locations in early fiscal year 2025, with only one physical location, in Phoenix, Arizona, currently enrolling new students. Additionally, the University completed its exit of 19 floors of its 22-floor administrative office buildings during fiscal year 2024 pursuant to its space rationalization plans.
b)
Strategic alternatives expense consists of costs associated with our pursuit of strategic alternatives for the future ownership of the University during such periods, which includes costs incurred for our IPO and costs incurred for pursuing strategic ownership alternatives considered prior to our IPO.
c)
In July 2023, we purchased two interest rate swaptions to hedge interest rate risk associated with debt financing we expected to be used for a strategic transaction prior to pursuing our IPO. The

PHOENIX EDUCATION PARTNERS, INC. AND SUBSIDIARIES

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

(Unaudited)

swaptions were reported at fair value on our consolidated balance sheets until they expired out of the money during fiscal year 2024. As a result, we recognized a $12.7 million loss in fiscal year 2024 for associated changes in fair value.
d)
Represents non-cash impairment charges and asset disposal losses.
e)
Litigation charges and regulatory expense principally includes expense associated with a multi-year insurance policy pertaining to borrower defense to repayment claims. The remaining expense primarily represents legal fees for non-routine litigation and regulatory matters that are separate and distinct from normal, recurring litigation and regulatory expenses incurred in the normal course of our business operations.
f)
Represents non-cash equity-based compensation expense in accordance with Accounting Standards Codification Topic 718, Compensation: Stock Compensation. Although share-based compensation is a key incentive offered to our employees, we evaluate our business performance excluding share-based compensation expense because it is a non-cash expense.
g)
Other consists of management fees pursuant to our pre-IPO management consulting agreement and other expenses that we believe are not indicative of our ongoing operations. The management consulting agreement was terminated effective as of the pricing of our IPO and therefore no management fees will accrue or be payable for periods after that date.
h)
Represents the income tax effect of these non-GAAP adjustments, calculated using the appropriate statutory tax rates. The non-GAAP effective tax rates were 24.6% and 24.7% for fiscal years 2025 and 2024, respectively.
i)
Represents income tax effects from a claim of right credit that we elected to no longer pursue in fiscal year 2024 associated with our $50 million settlement payment made in fiscal year 2020 to the Federal Trade Commission. We do not believe the settlement payment and the related income tax effects are indicative of our ongoing operations.